Exhibit 99
                             Selected Information
                              Relating to Series
                    1994-1 Certificates, Series 1995-1
                       Certificates, Series 1996-1
                Certificates, Series 1996-2 Certificates, and
                       Series 1997-1 Certificates from
                  January 1, 1998 through September 30, 1998
                 --------------------------------------------



                Series 1994-1    Series 1995-1     Series 1996-1   Series 1996-2    Series 1997-1
                Floating Rate    6.50% Auto        5.50% Auto      Floating Rate    Floating Rate
                Loan Asset       Loan Asset        Loan Asset      Loan Asset       Loan Asset
                Backed           Backed            Backed          Backed           Backed
                Certificates     Certificates      Certificates    Certificates     Certificates
                ------------     -------------     -------------   ------------     ------------





Interest
Paid            $44,395,063.05   $  50,258,680.60 $ 33,087,500.03  $ 42,781,201.06   $ 32,841,297.31

Servicing
Fee Paid        $ 7,499,999.97   $   7,499,999.97 $  6,000,000.03  $  7,200,000.00   $  5,625,000.00











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